Exhibit 99.1

FIRST ADDENDUM TO APPENDIX A OF
FIFTH AMENDED AND RESTATED SERVICE AGREEMENT

This First Addendum to Appendix A of that certain Fifth Amended and Restated Service Agreement (the "Addendum") is entered into as of this 30th day of April, 2024, by and between Comenity Bank (“Bank”), a Delaware state bank, with its principal place of business at One Righter Parkway, Suite 100, Wilmington, Delaware 19803 and Comenity Servicing LLC (“Servicer”), a Texas limited liability company with its principal place of business at 3095 Loyalty Circle, Columbus, OH 43219.

RECITALS

WHEREAS, Bank and Servicer entered into that certain Fifth Amended and Restated Service Agreement as of April 1, 2024, (the “Agreement”) to outsource certain services to Servicer; and

WHEREAS, Bank and Servicer desire to modify certain Performance Standards set forth in Exhibit A to the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Bank and Servicer agree as follows:

1. Performance Standards. Bank and Servicer agree to amend the Performance Standards set forth in Appendix A to the Agreement, such that certain Performance Standards are hereby amended or added as set forth in further detail in Exhibit A hereto.

2. Effective Date: The amendments and additions to the Performance Standards, as set forth in Exhibit A hereto, shall be effective as of the first day of the month following the month in which this Addendum is executed.

3. Miscellaneous. Capitalized terms not otherwise defined in this Addendum shall have the meanings assigned to them in the Agreement. Other than as set forth above and in Exhibit A hereto, the parties agree that the Agreement, as amended by this Addendum, shall continue in full force and effect. The parties may execute this Addendum in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

First Addendum to Appendix A of
Fifth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their authorized officers effective as of the date first written above.

Comenity Bank

By: /s/ Baron Schlachter
Name: Baron Schlachter
Title: Comenity Bank President

Comenity Servicing LLC

By: /s/ Tammy McConnaughey
Name: Tammy McConnaughey
Title: EVP, Credit Operations and Credit Risk

First Addendum to Appendix A of
Fifth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank

EXHIBIT A

SECTION I: SERVICES AND PERFORMANCE STANDARDS APPLICABLE TO ALL COMENITY BANK PRODUCTS

1.    Amendments and Additions. Set forth below are additional Performance Standards and revisions to existing Performance Standards and an existing Service Description, all of which shall be incorporated into Appendix A to the Agreement.

Service	Performance Standard	Measuring Period	Amended/ Added
Business Continuity and Disaster Recovery Services
•    Assist management in planning for a shut down or disruption in business.
•    Oversee each area that is responsible for planning, developing, updating and testing the procedures that will provide the organization the ability to respond and recover during an unplanned event, through the following activities (included, but not limited to):
•    Business Impact Analysis assessments.
•    Risk assessments.
•    Development and testing of approved Business Continuity and Disaster Recovery Plans.
	N/A	N/A	Amended Service Description
	Establish and approve 97% of Business Continuity plans each calendar year consistent with BCDR standards and report results to Operational Risk Management Committee.	A	Amended
	Establish and approve 97% of Disaster Recovery plans each calendar year consistent with BCDR standards and report results to Operational Risk Management Committee.	A	Amended
	Conduct 95% of Business Continuity plan testing each calendar year consistent with BCDR standards and report results to Operational Risk Management Committee.	A	Amended
	Conduct 95% of Disaster Recovery plan testing each calendar year consistent with BCDR standards and report results to Operational Risk Management Committee.	A	Amended
	Conduct risk assessment each calendar year for 95% of facilities and provide results to Operational Risk Management Committee.	A	Amended

First Addendum to Appendix A of
Fifth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank

Complaints Management
•    Complaints Management Governance and Oversight: Provide services and support in establishing procedures, definitions and standards for handling complaints received through all intake channels, and oversee and govern the handling, resolution, monitoring, analysis and reporting of all complaints.
•    Complaints Handling: Identify, capture, investigate, respond to and document complaints and related risks in system of record in accordance with definitions and requirements of the Bank policies and procedures and regulatory requirements.
•    Complaint Reporting: Prepare Complaints Management reporting on all Tiers of complaint data. Complete qualitative review of complaints through data mining to determine root causes driving complaints and assist in solutioning for reduction in complaints.
•    Other complaint management services, as requested.
Complete 80% of the Tier 1 and Tier 2 (per program definition) consumer complaints within 15 calendar days.	M	Amended
Complete 100% of the Tier 1 and Tier 2 (per program definition) consumer complaints within 60 calendar days.	M	Amended

First Addendum to Appendix A of
Fifth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank

Information Technology Services/Outsourcing
•    Provide Information Technology services, platform, network, including telecommunications through a secure environment, which can be outsourced to third and fourth parties, including but not limited to:
•    Timely Incident Restoration.
•    Unix/Linux Server Availability.
•    Windows Server Availability.
•    Mainframe Availability.
•    Critical Application Availability.
•    Data/Voice Connectivity Availability.
•    Stability of Integration Hub API’s Supporting Critical Applications.
•    Implementation of Critical Security Updates/Patches.
•    Completion of Critical Batches.
•    Authorizations.
•    Account maintenance through self-service or Care Center Associate.
•    Other IT services as needed.

•    Provide IT Quality services as listed below:
•    Provide management of production defects.
•    Maintain tracking of Critical and High defects.
•    Maintain listing of critical applications supporting the Bank.
•    Maintain oversight of critical application performance.
•    Provide monitoring of IT fixes implemented.
•    Other IT Quality Services, as requested.
Change Management: 95% of Change Requests completed on-time.	M	Added
Change Management: 88% of change records are successfully implemented into the production environment.	M	Added
Service Request Management: 88% of Service Requests completed on-time.	M	Added
Availability Management: Maintain 99.9% availability of Cloud Device dependent applications.	M	Added
Application Availability: Maintain 99.95% availability of Critical HIGH applications.	M	Added
Application Availability: Maintain 99.95% availability of Critical MEDIUM applications.	M	Added
Application Availability: Maintain 99.85% availability of Critical Low Important applications.	M	Added
97% of Severity 1 Root Cause Analyses completed on-time.	M	Added

First Addendum to Appendix A of
Fifth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank